Exhibit 99.1

PRA Health Sciences, Inc. Reports First Quarter 2015 Results and Provides Updated Guidance for 2015

•                  $332.0 million of service revenue in the first quarter; 10% constant currency service revenue growth compared to the first quarter of 2014

•                  $55.7 million of Adjusted EBITDA in the first quarter; 40% growth compared to the first quarter of 2014

•                  First quarter Adjusted Net Income per share increased 86% to $0.41 per share and Adjusted Net Income increased 190% to $25.8 million compared to the first quarter of 2014

•                  First quarter GAAP Net Income was $17.2 million or $0.27 per share

RALEIGH, NC, May 6, 2015 — PRA Health Sciences, Inc. (NASDAQ: PRAH) today reported financial results for the quarter ended March 31, 2015.

For the three months ended March 31, 2015, the company’s service revenues were $332.0 million, which represents growth of 7%, or $20.6 million, compared to the first quarter of 2014 at actual foreign exchange rates.   On a constant currency basis, service revenue grew $30.6 million, an increase of 10% compared to the first quarter of 2014.

Net new business for the quarter ended March 31, 2015 was $398.0 million representing a book-to-bill ratio of 1.2 for the period. This net new business contributed to an ending backlog of $2.2 billion at March 31, 2015.

“We are off to a strong start in 2015 and I am pleased by our first quarter financial results that demonstrate a continuation of the solid momentum we achieved in 2014,” said Colin Shannon, chief executive officer.  “We continue to execute consistently across all of our businesses, which resulted in 10% revenue growth on a constant currency basis in the first quarter.  We continue to win new business, as evidenced by our strong book-to-bill ratio and our $2.2 billion of backlog, the highest level in our company’s history.

“In addition, we were recently honored as the “International Clinical Company of the Year” by PharmaTimes, which is recognition of our dedication to our clients and the exceptional talent and caliber of our employees.”

Direct costs were $219.0 million during the three months ended March 31, 2015 compared to $215.2 million for the first quarter of 2014.  Direct costs were 66.0% of service revenue during the first quarter of 2015 compared to 69.1% of service revenue during the first quarter of 2014.  The decrease in direct costs as a percentage of service revenue is primarily related to the favorable impact from foreign currency exchange rate fluctuations.

Selling, general and administrative expenses were $60.8 million during the three months ended March 31, 2015 and 2014.  Selling, general and administrative costs were 18.3% of service revenue during the first quarter of 2015 compared to 19.5% of service revenue during the first quarter of 2014.  The decrease in selling, general and administrative expenses is primarily related to our continued leveraging of our selling and administrative functions.

Reported EBITDA on a GAAP basis was $59.8 million, representing an increase of 99.3% compared to the first quarter of 2014.  Adjusted EBITDA was $55.7 million for the three months ended March 31, 2015, representing growth of 40.3% compared to the first quarter of 2014.

Reported GAAP net income was $17.2 million and reported GAAP diluted net income per share was $0.27 for the three months ended March 31, 2015, increases of 272% and 208%, respectively, when compared to the first quarter of 2014.

Adjusted Net Income was $25.8 million for the three months ended March 31, 2015, representing growth of 190% compared to the first quarter of 2014. Adjusted Net Income per share was $0.41 for the three months ended March 31, 2015, representing growth of 86% compared to the first quarter of 2014.

Reconciliations of our non-GAAP measures, including Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share to the corresponding GAAP measures are attached to this press release.

2015 Guidance

For 2015, the company is updating its guidance taking into account the movement in current foreign exchange rates.  As a result the company expects to achieve service revenues between $1.34 billion and $1.39 billion, diluted GAAP net income per share between $0.70 and $0.80 per share, diluted Adjusted Net Income per share of $1.62 to $1.72 per share, and annual effective income tax rate estimates at approximately 30%.  This guidance assumes foreign currency rates as of April 2015.

Webcast & Conference Call Details

PRA will host a conference call at 9:00 a.m. EDT tomorrow to discuss its first quarter 2015 financial results. To participate, please dial +1 (877) 930-8062 or +1 (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference call ID for the call is 30431024.  The conference call will also be accessible, live via webcast, on the Investors section of the PRA website at www.prahs.com/investors. An archived replay of the conference call will be available online at www.prahs.com/investors.  In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing +1 (855) 859-2056 within the United States or +1 (404) 537-3406 outside the United States.  The replay ID is 30431024.

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and approximately 11,000 employees worldwide. Since 2000, PRA has performed approximately 2,300 clinical trials worldwide and has worked on more than 100 marketed drugs across several therapeutic areas. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration, or international regulatory approval of more than 50 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. The company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability, and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investors’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contact:	Linda Baddour, Executive Vice President and Chief Financial Officer or Mike Bonello, Senior Vice President and Corporate Controller at +1.919.786.8270

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice, and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including  our most recent Annual Report on Form 10-K filed with the SEC on March 2, 2015. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management believes that these measures are more indicative of our operating results as they exclude certain items whose fluctuation from period-to-period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and Adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP.  Additionally, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net (loss) income before interest, taxes, depreciation and amortization.  Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude management fees, stock-based compensation expense, loss on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses and gains, other (expense)  income, equity in losses of unconsolidated joint ventures, transaction and acquisition related costs, relocation costs, severance costs and restructuring charges, non-cash rent adjustments and other one-time charges.  Adjusted Net Income is also adjusted to exclude amortization of intangible assets and amortization of deferred financing costs.  EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net (loss) income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity.  EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•   EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•   EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•   EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•   EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•   although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•   other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Revenue:
Service revenue	$331,968	$311,352
Reimbursement revenue	56,610	43,388
Total revenue	388,578	354,740
Operating expenses:
Direct costs	218,961	215,151
Reimbursable out-of-pocket costs	56,610	43,388
Selling, general and administrative	60,835	60,839
Depreciation and amortization	19,235	24,638
Income from operations	32,937	10,724
Interest expense, net	(15,393)	(21,766)
Loss on modification of debt	—	(1,384)
Foreign currency gains (losses), net	9,066	(3,712)
Other expense, net	(464)	(59)
Income (loss) before income taxes and equity in losses of unconsolidated joint ventures	26,146	(16,197)
Provision for (benefit from) income taxes	8,022	(6,333)
Income (loss) before equity in losses of unconsolidated joint ventures	18,124	(9,864)
Equity in losses of unconsolidated joint ventures, net of tax	(937)	(177)
Net income (loss)	$17,187	$(10,041)
Net income (loss) per share attributable to common stockholders:
Basic	$0.29	$(0.25)
Diluted	$0.27	$(0.25)
Weighted average common shares outstanding:
Basic	59,815	40,268
Diluted	62,777	40,268

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$64,003	$85,192
Restricted cash	6,844	6,337
Accounts receivable and unbilled services, net	372,354	338,781
Other current assets	61,449	58,413
Total current assets	504,650	488,723
Fixed assets, net	72,708	72,933
Goodwill	1,014,882	1,033,999
Intangible assets, net	575,394	600,910
Other assets	37,513	42,012
Total assets	$2,205,147	$2,238,577
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,545	$39,100
Accrued expenses and other current liabilities	133,592	131,135
Advance billings	291,168	296,121
Total current liabilities	473,305	466,356
Long-term debt, net	933,848	948,537
Other long-term liabilities	149,781	146,869
Total liabilities	1,556,934	1,561,762
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 authorized shares at March 31, 2015 and December 31, 2014; 59,827,555 and 59,814,444 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	598	598
Additional paid-in-capital	822,200	821,411
Accumulated other comprehensive loss	(116,087)	(69,509)
Accumulated deficit	(58,498)	(75,685)
Total stockholders’ equity	648,213	676,815
Total liabilities and stockholders’ equity	$2,205,147	$2,238,577

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$17,187	$(10,041)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	19,235	24,638
Amortization of debt issuance costs	1,649	1,434
Stock-based compensation	775	892
Unrealized foreign currency (gains) losses	(11,375)	2,644
Loss on modification of debt	—	1,384
Deferred income taxes	(1,753)	(11,514)
Other reconciling items	2,538	431
Changes in operating assets and liabilities:
Accounts receivable, unbilled services and advanced billings	(49,429)	(66,635)
Other operating assets and liabilities	24,579	16,440
Net cash provided by (used in) operating activities	3,406	(40,327)
Cash flows from investing activities:
Purchase of fixed assets	(7,610)	(5,784)
Proceeds from RPS working capital settlement	—	15,000
Net cash (used in) provided by investing activities	(7,610)	9,216
Cash flows from financing activities:
Repayment of long-term debt	(15,000)	(2,225)
Borrowings on line of credit	—	20,000
Proceeds from stock option exercises	14	—
Payment for common stock issuance costs	(525)	—
Net cash (used in) provided by financing activities	(15,511)	17,775
Effects of foreign exchange changes on cash and cash equivalents	(1,474)	(517)
Change in cash and cash equivalents	(21,189)	(13,853)
Cash and cash equivalents, beginning of period	85,192	72,155
Cash and cash equivalents, end of period	$64,003	$58,302

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Net income (loss)	$17,187	$(10,041)
Depreciation and amortization	19,235	24,638
Interest expense, net	15,393	21,766
Provision for (benefit from) income taxes	8,022	(6,333)

EBITDA	59,837	30,030
Management fees (a)	—	525
Stock-based compensation expense (b)	775	892
Loss on modification of debt (c)	—	1,384
Foreign currency (gains) losses, net (d)	(9,066)	3,712
Other expense, net (e)	464	59
Equity in losses of unconsolidated joint ventures	937	177
Transaction and acquisition related costs (f)	83	570
Lease termination expense (g)	2,030	—
Severance and restructuring charges (h)	—	1,940
Non-cash rent adjustment (i)	646	483
Other one-time charges (j)	36	(50)
Adjusted EBITDA	$55,742	$39,722

Net income (loss)	$17,187	$(10,041)
Amortization of intangible assets	14,107	18,743
Amortization of deferred financing costs	1,649	1,434
Management fees (a)	—	525
Stock-based compensation expense (b)	775	892
Loss on modification of debt (c)	—	1,384
Foreign currency (gains) losses, net (d)	(9,066)	3,712
Other expense, net (e)	464	59
Equity in losses of unconsolidated joint ventures	937	177
Transaction and acquisition related costs (f)	83	570
Lease termination expense (g)	2,030	—
Severance and restructuring charges (h)	—	1,940
Non-cash rent adjustment (i)	646	483
Other one-time charges (j)	36	(50)
Total adjustments	11,661	29,869
Tax effect of total adjustments (k)	(3,039)	(10,921)
Adjusted net income	$25,809	$8,907
Diluted weighted average common shares outstanding	62,777	40,624
Adjusted net income per diluted share	$0.41	$0.22

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED

(in thousands, except per share data)

(unaudited)

	Three		Three
	Months		Months
	Ended		Ended
	March 31,		March 31,
	2015		2015
	As Reported	Adjustments	As Adjusted
Revenue:
Service revenue	$331,968	$—	$331,968
Reimbursement revenue	56,610	—	56,610
Total revenue	388,578		388,578
Operating expenses:
Direct costs	218,961	(175)	218,786
Reimbursable out-of-pocket costs	56,610	—	56,610
Selling, general and administrative	60,835	(3,395)	57,440
Depreciation and amortization	19,235	(14,107)	5,128
Income from operations	32,937	17,677	50,614
Interest expense, net	(15,393)	1,649	(13,744)
Foreign currency gains, net	9,066	(9,066)	—
Other expense, net	(464)	464	—
Income before income taxes and equity in losses of unconsolidated joint ventures	26,146	10,724	36,870
Provision for income taxes	8,022	3,039	11,061
Income before equity in losses of unconsolidated joint ventures	18,124	7,685	25,809
Equity in losses of unconsolidated joint ventures, net of tax	(937)	937	—
Net income	$17,187	$8,622	$25,809
Net income per share attributable to common stockholders:
Diluted	$0.27		$0.41
Weighted average common shares outstanding:
Diluted	62,777		62,777

(a)         We have historically paid management fees to affiliates of our investors. These fees terminated upon completion of the IPO.

(b)         Stock-based compensation expense represents the amount of non-cash expense related to the company’s equity compensation programs.

(c)          Loss on modification of long-term debt relates to costs incurred in connection with changes to our long-term debt.  We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(d)         Foreign currency loss (gain), net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period-to-period do not necessarily correspond to changes in our operating results.

(e)         Other (expense) income, net represents income and expense that are non-operating and whose fluctuations from period-to-period do not necessarily correspond to changes in our operating results.

(f)         Transaction and acquisition related costs primarily relate to costs incurred in connection with due diligence performed in connection with contemplated acquisitions; the closing of the acquisition of PRA by KKR (“KKR Transaction”), the PRA acquisition of RPS Parent Holding Corp. (“RPS”), the PRA acquisition of CRI Holding Company, LLC (“CRI LifeTree”) and the PRA acquisition of ClinStar, LLC (“ClinStar”); and the integration of ClinStar, RPS and CRI LifeTree acquisitions. The integration costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(g)         Lease termination expenses represent charges incurred in connection with the termination of leases at locations which are no longer being used by the Company.

(h)        Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with the KKR Transaction and the acquisitions of ClinStar, RPS and CRI Lifetree.

(i)            We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(j)            Represents charges incurred that are not considered part of our core operating results.

(k)        Represents the tax effect of the total adjustments at our estimated effective tax rate.